Exhibit 99.3

Lakeland Bancorp, Inc. and Subsidiaries

Consolidated Balance Sheets

	March 31, 2024	December 31, 2023
(dollars in thousands)	(unaudited)
Assets
Cash	$203,186	$293,366
Interest-bearing deposits due from banks	4,433	27,289

Total cash and cash equivalents	207,619	320,655
Investment securities available for sale, at fair value (allowance for credit losses of $0 at March 31, 2024 and December 31, 2023)	914,029	946,282
Investment securities held to maturity (fair value of $681,857 at March 31, 2024 and $702,563 at December 31, 2023 and allowance for credit losses of $146 at March 31, 2024 and December 31, 2023)	827,107	836,377
Equity securities, at fair value	17,646	17,697
Federal Home Loan Bank and other membership bank stock, at cost	52,205	52,517
Loans held for sale	564	664
Loans, net of deferred fees	8,320,424	8,343,861
Less: Allowance for credit losses	76,823	77,163

Total loans, net	8,243,601	8,266,698
Premises and equipment, net	51,783	52,846
Operating lease right-of-use assets	15,009	16,008
Accrued interest receivable	37,968	37,508
Goodwill	271,829	271,829
Other intangible assets	6,623	7,058
Bank owned life insurance	160,587	159,862
Other assets	158,314	152,566

Total Assets	$10,964,884	$11,138,567

Liabilities and Stockholders’ Equity
Liabilities

Deposits	$8,500,438	$8,581,238
Federal funds purchased and securities sold under agreements to repurchase	602,956	714,152
Federal Home Loan Bank of New York term borrowings	325,000	325,000
Subordinated debentures	194,814	194,705
Operating lease liabilities	15,820	16,891
Other liabilities	146,426	137,212

Total Liabilities	9,785,454	9,969,198

Stockholders’ Equity
Common stock, no par value; authorized 100,000,000 shares; issued 65,285,261 shares and outstanding 65,154,226 shares at March 31, 2024 and issued 65,161,310 shares and outstanding 65,030,275 shares at December 31, 2023	859,712	858,857
Retained earnings	386,319	376,044
Treasury shares, at cost, 131,035 shares at March 31, 2024 and December 31, 2023	(1,452)	(1,452)
Accumulated other comprehensive loss	(65,149)	(64,080)

Total Stockholders’ Equity	1,179,430	1,169,369

Total Liabilities and Stockholders’ Equity	$10,964,884	$11,138,567

The accompanying notes are an integral part of these consolidated financial statements.

Lakeland Bancorp, Inc. and Subsidiaries

Consolidated Statements of Income (Unaudited)

	For the Three Months Ended March 31,
(in thousands, except per share data)	2024	2023
Interest Income
Loans and fees	$114,680	$100,481
Federal funds sold and interest-bearing deposits with banks	1,102	728
Taxable investment securities and other	11,631	11,554
Tax-exempt investment securities	1,448	1,642

Total Interest Income	128,861	114,405

Interest Expense
Deposits	54,763	29,158
Federal funds purchased and securities sold under agreements to repurchase	5,560	7,222
Other borrowings	5,980	2,100

Total Interest Expense	66,303	38,480

Net Interest Income	62,558	75,925
(Benefit) provision for credit losses	(2,692)	7,893

Net Interest Income after (Benefit) Provision for Credit Losses	65,250	68,032

Noninterest Income
Service charges on deposit accounts	1,959	2,789
Commissions and fees	1,690	1,925
Income on bank owned life insurance	877	776
(Loss) gain on equity securities	(129)	148
Gains on sales of loans held for sale	305	430

Swap income	289	56
Other income	103	141

Total Noninterest Income	5,094	6,265

Noninterest Expense
Compensation and employee benefits	26,874	29,996
Premises and equipment	7,886	7,977
FDIC insurance expense	1,393	963
Data processing expense	1,781	1,862
Merger-related expenses	68	295
Other expenses	6,647	7,512

Total Noninterest Expense	44,649	48,605

Income before provision for income taxes	25,695	25,692
Provision for income taxes	5,900	5,887

Net Income	$19,795	$19,805

Per Share of Common Stock
Basic earnings	$0.30	$0.30
Diluted earnings	$0.30	$0.30
Dividends paid	$0.145	$0.145

The accompanying notes are an integral part of these consolidated financial statements.

Lakeland Bancorp, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Income (Loss) (Unaudited)

	For the Three Months Ended March 31,
(in thousands)	2024	2023
Net income	$19,795	$19,805

Other comprehensive (loss) income, net of tax:
Unrealized (losses) gains on securities available for sale	(963)	7,582

Amortization of gain on debt securities reclassified to held to maturity	(106)	(126)

Other comprehensive (loss) gain	(1,069)	7,456

Total comprehensive income	$18,726	$27,261

The accompanying notes are an integral part of these consolidated financial statements.

Lakeland Bancorp, Inc. and Subsidiaries

Consolidated Statements of Changes in Stockholders’ Equity (Unaudited)

For the Three Months Ended March 31, 2024 and 2023

(in thousands, except per share data)	Common Stock	Retained Earnings	Treasury Stock	Accumulated Other Comprehensive Income (Loss)	Total
January 1, 2023	$855,425	$329,375	$(1,452)	$(74,761)	$1,108,587

Net income	—	19,805	—	—	19,805
Other comprehensive income, net of tax	—	—	—	7,456	7,456

Stock based compensation	1,725	—	—	—	1,725
Retirement of restricted stock	(1,493)	—	—	—	(1,493)

Cash dividends on common stock of $0.145 per share	—	(9,500)	—	—	(9,500)

March 31, 2023	$855,657	$339,680	$(1,452)	$(67,305)	$1,126,580

January 1, 2024	$858,857	$376,044	$(1,452)	$(64,080)	$1,169,369

Net income	—	19,795	—	—	19,795
Other comprehensive loss, net of tax	—	—	—	(1,069)	(1,069)

Stock based compensation	1,635	—	—	—	1,635
Retirement of restricted stock	(780)	—	—	—	(780)

Cash dividends on common stock of $0.145 per share	—	(9,520)	—	—	(9,520)

March 31, 2024	$859,712	$386,319	$(1,452)	$(65,149)	$1,179,430

The accompanying notes are an integral part of these consolidated financial statements.

Lakeland Bancorp, Inc. and Subsidiaries

Consolidated Statements of Cash Flows (Unaudited)

	For the Three Months Ended March 31,
(in thousands)	2024	2023
Cash Flows from Operating Activities:
Net income	$19,795	$19,805
Adjustments to reconcile net income to net cash provided by operating activities:
Net amortization of premiums, discounts and deferred loan fees and costs	1,136	1,287
Depreciation and amortization	1,509	1,011
Amortization of intangible assets	436	516
Amortization of operating lease right-of-use assets	999	1,032
(Benefit) provision for credit losses	(2,692)	7,893
Loans originated for sale	(13,782)	(10,341)
Proceeds from sales of loans held for sale	14,186	11,307

Loss (gain) on equity securities	129	(148)
Income on bank owned life insurance	(868)	(776)
Gains on proceeds from bank owned life insurance policies	(24)	—
Gains on sales of loans held for sale	(305)	(430)
Gains on other real estate and other repossessed assets	(10)	(4)
Loss on sales of premises and equipment	37	—
Loss on sale of assets	—	41

Stock-based compensation	1,635	1,725

Excess tax (deficiencies) benefits	(242)	138
(Increase) decrease in other assets	(5,542)	22,861
Increase (decrease) in other liabilities	8,214	(19,156)

Net Cash Provided by Operating Activities	24,611	36,761

Cash Flows from Investing Activities:

Proceeds from repayments and maturities of available for sale securities	33,012	28,151
Proceeds from repayments and maturities of held to maturity securities	8,889	19,579

Purchase of held to maturity securities	(700)	—
Purchase of equity securities	(77)	(65)

Death benefit proceeds from bank owned life insurance policy	168	—
Proceeds from redemptions of Federal Home Loan Bank stock	62,863	48,022
Purchases of Federal Home Loan Bank stock	(62,550)	(51,345)
Net decrease (increase) in loans	23,830	(85,085)

Proceeds from sales of other real estate and repossessed assets	10	1,919

Purchases of premises and equipment	(825)	(2,012)

Net Cash Provided by (Used in) Investing Activities	64,620	(40,836)

Cash Flows from Financing Activities:
Net decrease in deposits	(80,772)	(30,471)
(Decrease) increase in federal funds purchased and securities sold under agreements to repurchase	(111,195)	84,531
Retirement of restricted stock	(780)	(1,493)
Dividends paid	(9,520)	(9,500)

Net Cash (Used in) Provided by Financing Activities	(202,267)	43,067

Net (decrease) increase in cash and cash equivalents	(113,036)	38,992
Cash and cash equivalents, beginning of period	320,655	235,950

Cash and cash equivalents, end of period	$207,619	$274,942

Lakeland Bancorp, Inc. and Subsidiaries

Consolidated Statements of Cash Flows (Unaudited)

	For the Three Months Ended March 31,
(in thousands)	2024	2023
Supplemental schedule of non-cash investing and financing activities:
Cash paid during the period for income taxes	$365	$257
Cash paid during the period for interest	65,050	37,444
Right-of-use assets obtained in exchange for new lease liabilities	—	309

The accompanying notes are an integral part of these consolidated financial statements.

Lakeland Bancorp, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (unaudited)

Note 1 – Significant Accounting Policies

Basis of Presentation

This quarterly report presents the consolidated financial statements of Lakeland Bancorp, Inc. and its subsidiaries, including Lakeland Bank (“Lakeland”) and Lakeland’s wholly owned subsidiaries (collectively, the “Company”). The accounting and reporting policies of the Company conform with U.S. generally accepted accounting principles (“U.S. GAAP”) and predominant practices within the banking industry. The Company’s unaudited interim financial statements reflect all adjustments, such as normal recurring accruals that are in the opinion of management, necessary for the fair presentation of the results of the interim periods. The results of operations for the three months ended March 31, 2024 do not necessarily indicate the results that the Company will achieve for all of 2024.

Certain information and footnote disclosures required under U.S. GAAP have been condensed or omitted, as permitted by rules and regulations of the Securities and Exchange Commission. These unaudited interim financial statements should be read in conjunction with the audited consolidated financial statements and accompanying notes that are presented in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Note 2 – Business Combinations

Provident Financial Services, Inc.

On September 26, 2022, the Company entered into a definitive merger agreement with Provident Financial Services, Inc. (“Provident”) pursuant to which the companies will combine in an all-stock merger. Under the terms of the merger agreement, the Company will merge with and into Provident, with Provident as the surviving corporation, and Lakeland Bank will merge with and into Provident Bank, with Provident Bank as the surviving bank. Following the closing of the transaction, Lakeland shareholders will receive 0.8319 shares of Provident common stock for each share of Lakeland common stock they own.

The transaction has been approved by the boards of directors of both companies and, on February 1, 2023, shareholders of each company approved the proposed merger. Provident has received all required regulatory approvals subject to certain conditions and commitments (referred to as the “Regulatory Conditions”). The Regulatory Conditions include, but are not limited to: prior to consummation of the merger, Provident must complete the issuance of $200 million of Tier 2 qualifying subordinated debt; for three years following consummation of the merger, Provident Bank must maintain regulatory capital ratios at or above 8.50% for Tier 1 Leverage Capital and 11.25% for Total Risk Based Capital; and Provident Bank must maintain its commercial real estate concentrations (as a percent of capital and reserves) at levels at or below those forecasted in the pro forma financial projections that Provident Bank submitted to the FDIC. The merger is expected to be consummated during the second quarter of 2024.

The Company incurred merger-related expenses on the anticipated transaction with Provident of $68,000 during the first quarter of 2024 compared to $295,000 for the first quarter of 2023.

Note 3 – Earnings Per Share

The following schedule shows the Company’s earnings per share calculations for the periods presented:

	For the Three Months Ended March 31,
(in thousands, except per share data)	2024	2023
Net income available to common shareholders	$19,795	$19,805
Less: earnings allocated to participating securities	187	196

Net income allocated to common shareholders	$19,608	$19,609

Weighted average number of common shares outstanding - basic	65,135	64,966
Share-based plans	189	262

Weighted average number of common shares outstanding - diluted	65,324	65,228

Basic earnings per share	$0.30	$0.30

Diluted earnings per share	$0.30	$0.30

There were no antidilutive options to purchase common stock excluded from the computation for the three months ended March 31, 2024 and 2023.

Note 4 – Investment Securities

The amortized cost, gross unrealized gains and losses, allowance for credit losses and the fair value of the Company’s available for sale securities are as follows:

	March 31, 2024
(in thousands)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Allowance for Credit Losses	Fair Value
U.S. Treasury and U.S. government agencies	$324,367	$92	$(19,570)	$—	$304,889
Mortgage-backed securities, residential	314,413	12	(36,346)	—	278,079
Collateralized mortgage obligations, residential	146,080	—	(13,874)	—	132,206
Mortgage-backed securities, multifamily	851	—	(184)	—	667
Collateralized mortgage obligations, multifamily	45,806	—	(4,033)	—	41,773
Asset-backed securities	41,313	8	(412)	—	40,909
Obligations of states and political subdivisions	19,013	—	(605)	—	18,408
Corporate bonds	112,490	1	(15,393)	—	97,098

Total	$1,004,333	$113	$(90,417)	$—	$914,029

	December 31, 2023
(in thousands)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Allowance for Credit Losses	Fair Value
U.S. Treasury and U.S. government agencies	$339,364	$99	$(19,694)	$—	$319,769
Mortgage-backed securities, residential	320,947	16	(34,546)	—	286,417
Collateralized mortgage obligations, residential	150,726	—	(13,656)	—	137,070
Mortgage-backed securities, multifamily	856	—	(180)	—	676
Collateralized mortgage obligations, multifamily	46,541	—	(4,045)	—	42,496
Asset-backed securities	44,561	—	(868)	—	43,693
Obligations of states and political subdivisions	19,699	—	(571)	—	19,128
Corporate bonds	112,544	—	(15,511)	—	97,033

Total	$1,035,238	$115	$(89,071)	$—	$946,282

The amortized cost, gross unrealized gains and losses, allowance for credit losses and the fair value of the Company’s held to maturity investment securities are as follows:

	March 31, 2024
(in thousands)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Allowance for Credit Losses	Fair Value
U.S. government agencies	$10,270	$6	$(499)	$—	$9,777
Mortgage-backed securities, residential	326,731	5	(57,889)	—	268,847
Collateralized mortgage obligations, residential	12,079	—	(2,878)	—	9,201
Mortgage-backed securities, multifamily	4,126	—	(677)	—	3,449

Obligations of states and political subdivisions	471,047	25	(82,520)	(25)	388,527
Corporate bonds	3,000	—	(823)	(121)	2,056

Total	$827,253	$36	$(145,286)	$(146)	$681,857

	December 31, 2023
(in thousands)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Allowance for Credit Losses	Fair Value
U.S. government agencies	$10,406	$7	$(499)	$—	$9,914
Mortgage-backed securities, residential	332,509	82	(52,165)	—	280,426
Collateralized mortgage obligations, residential	12,243	—	(2,796)	—	9,447
Mortgage-backed securities, multifamily	4,145	—	(651)	—	3,494

Obligations of states and political subdivisions	474,220	43	(77,379)	(25)	396,859
Corporate bonds	3,000	—	(456)	(121)	2,423

Total	$836,523	$132	$(133,946)	$(146)	$702,563

The following table lists contractual maturities of investment securities classified as available for sale and held to maturity as of March 31, 2024. Mortgage-backed and asset-backed securities are not shown by maturity because expected maturities may differ from contractual maturities due to underlying loan prepayments of the issuer. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Available for Sale		Held to Maturity
(in thousands)	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Due in one year or less	$151,972	$148,067	$25,668	$25,508
Due after one year through five years	143,867	132,305	32,891	30,830
Due after five years through ten years	106,678	92,296	111,040	94,807
Due after ten years	53,353	47,727	314,718	249,215

	455,870	420,395	484,317	400,360
Mortgage-backed and asset-backed securities	548,463	493,634	342,936	281,497

Total	$1,004,333	$914,029	$827,253	$681,857

During the first quarter of 2023, there were no sales of available for sale securities. In the first quarter of 2024, the Company sold its subordinated debt securities of Signature Bank that it had previously charged off. It recorded a recovery of $2.9 million. Gains or losses on sales of securities are based on the net proceeds and the adjusted carrying amount of the securities sold using the specific identification method.

Securities with a carrying value of approximately $1.66 billion and $1.57 billion at March 31, 2024 and December 31, 2023, respectively, were pledged to secure public deposits, expand secured borrowing capacity and for other purposes required by applicable laws and regulations.

The following tables indicate the length of time individual securities have been in a continuous unrealized loss position for the periods presented:

March 31, 2024	Less Than 12 Months		12 Months or Longer		Total
(dollars in thousands)	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Number of Securities	Fair Value	Unrealized Losses
Available for Sale
U.S. Treasury and U.S. government agencies	$3,515	$7	$290,930	$19,563	57	$294,445	$19,570
Mortgage-backed securities, residential	212	1	276,555	36,345	130	276,767	36,346
Collateralized mortgage obligations, residential	—	—	132,206	13,874	100	132,206	13,874
Mortgage-backed securities, multifamily	—	—	667	184	1	667	184
Collateralized mortgage obligations, multifamily	—	—	41,773	4,033	18	41,773	4,033
Asset-backed securities	1,532	—	32,814	412	14	34,346	412
Obligations of states and political subdivisions	2,288	6	15,570	599	39	17,858	605
Corporate bonds	—	—	94,097	15,393	45	94,097	15,393

Total	$7,547	$14	$884,612	$90,403	404	$892,159	$90,417

Held to Maturity
U.S. government agencies	$—	$—	$8,913	$499	3	$8,913	$499
Mortgage-backed securities, residential	5,208	8	263,239	57,881	184	268,447	57,889
Collateralized mortgage obligations, residential	—	—	9,201	2,878	10	9,201	2,878
Mortgage-backed securities, multifamily	—	—	3,449	677	3	3,449	677

Obligations of states and political subdivisions	4,193	16	371,272	82,504	337	375,465	82,520
Corporate bonds	—	—	2,177	823	1	2,177	823

Total	$9,401	$24	$658,251	$145,262	538	$667,652	$145,286

December 31, 2023	Less Than 12 Months		12 Months or Longer		Total
(dollars in thousands)	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Number of Securities	Fair Value	Unrealized Losses
Available for Sale
U.S. Treasury and U.S. government agencies	$2,587	$—	$308,315	$19,694	59	$310,902	$19,694
Mortgage-backed securities, residential	10	—	284,803	34,546	129	284,813	34,546
Collateralized mortgage obligations, residential	—	—	137,070	13,656	100	137,070	13,656
Mortgage-backed securities, multifamily	—	—	676	180	1	676	180
Collateralized mortgage obligations, multifamily	—	—	42,496	4,045	20	42,496	4,045
Asset-backed securities	2,694	25	40,999	843	16	43,693	868
Obligations of states and political subdivisions	270	—	16,353	571	36	16,623	571
Corporate bonds	—	—	97,033	15,511	46	97,033	15,511

Total	$5,561	$25	$927,745	$89,046	407	$933,306	$89,071

Held to Maturity
U.S. government agencies	$—	$—	$8,956	$499	3	$8,956	$499
Mortgage-backed securities, residential	285	2	274,528	52,163	183	274,813	52,165
Collateralized mortgage obligations, residential	—	—	9,447	2,796	11	9,447	2,796

Mortgage-backed securities, multifamily	—	—	3,494	651	3	3,494	651
Obligations of states and political subdivisions	3,691	2	380,787	77,377	341	384,478	77,379
Corporate bonds	—	—	2,544	456	1	2,544	456

Total	$3,976	$4	$679,756	$133,942	542	$683,732	$133,946

For available for sale securities, the Company assesses whether a loss is from credit or other factors and considers the extent to which fair value is less than amortized cost, adverse changes to the rating of the security by a rating agency, a security’s market yield as compared to similar securities and adverse conditions related to the security, among other factors. If this assessment indicates that a credit loss exists, the present value of cash flows expected to be collected from the security are compared to the amortized cost basis of the security. If the present value of cash flows is less than the amortized cost, a credit loss exists and an allowance is created, limited by the amount that the fair value is less than the amortized cost basis. In the first quarter of 2023, the Company recorded a provision and a subsequent charge-off of $6.6 million in subordinated debt securities of Signature Bank, which failed in March 2023. In the first quarter of 2024, the Company recorded a $2.9 million recovery on the subordinated debt securities of Signature Bank.

For held to maturity securities, management measures expected credit losses on a collective basis by major security type. All of the mortgage-backed securities are issued by U.S. government agencies and are either explicitly or implicitly guaranteed by the U.S. government, are highly rated by major rating agencies and have a long history of no credit losses and, therefore, the expectation of non-payment is zero. A range of historical losses method is utilized in estimating the net amount expected to be collected for mortgage-backed securities, collateralized mortgage obligations and obligations of states and political subdivisions.

The gross unrealized losses reported for residential mortgage-backed securities relate to investment securities issued by U.S. government sponsored entities such as Federal National Mortgage Association and Federal Home Loan Mortgage Corporation and U.S. government agencies such as Government National Mortgage Association. The total gross unrealized losses, shown in the tables above, were primarily attributable to changes in interest rates and levels of market liquidity, relative to when the investment securities were purchased, and not due to the credit quality of the investment securities.

Credit Quality Indicators

Credit ratings, which are updated monthly, are a key measure for estimating the probability of a bond’s default and for monitoring credit quality on an on-going basis. For bonds other than U.S. Treasuries and bonds issued or guaranteed by U.S. government agencies, credit ratings issued by one or more nationally recognized statistical rating organizations are considered in conjunction with an assessment by the Company’s management. Investment grade reflects a credit quality of BBB or above.

The tables below indicate the credit profile of the Company’s held to maturity investment securities at amortized cost:

March 31, 2024	AAA	AA	A	BB	Not Rated	Total
(in thousands)
U.S. government agencies	$10,270	$—	$—	$—	$—	$10,270
Mortgage-backed securities, residential	326,731	—	—	—	—	326,731
Collateralized mortgage obligations, residential	12,079	—	—	—	—	12,079
Mortgage-backed securities, multifamily	4,126	—	—	—	—	4,126

Obligations of states and political subdivisions	151,638	306,444	—	—	12,965	471,047
Corporate bonds	—	—	—	3,000	—	3,000

Total	$504,844	$306,444	$—	$3,000	$12,965	$827,253

December 31, 2023	AAA	AA	A	BB	Not Rated	Total
(in thousands)
U.S. government agencies	$10,406	$—	$—	$—	$—	$10,406
Mortgage-backed securities, residential	332,509	—	—	—	—	332,509
Collateralized mortgage obligations, residential	12,243	—	—	—	—	12,243
Mortgage-backed securities, multifamily	4,145	—	—	—	—	4,145

Obligations of states and political subdivisions	152,167	309,788	—	—	12,265	474,220
Corporate bonds	—	—	—	3,000	—	3,000

Total	$511,470	$309,788	$—	$3,000	$12,265	$836,523

Equity securities at fair value

The Company has an equity securities portfolio, which primarily consists of investments in Community Reinvestment funds. The fair value of the equity portfolio was $17.6 million and $17.7 million at March 31, 2024 and December 31, 2023, respectively. For the three months ended March 31, 2024 and 2023, there were no sales of equity securities or Community Reinvestment funds. The Company recorded fair value losses on equity securities of $129,000 for the first quarter of 2024 and fair value gains of $148,000 for the first quarter of 2023. Fair value gain or loss on equity securities are recorded in noninterest income.

As of March 31, 2024, the Company’s investments in Community Reinvestment funds include $7.8 million that are primarily invested in community development loans that are guaranteed by the Small Business Administration (“SBA”). Because the funds are primarily guaranteed by the federal government, there are minimal changes in fair value between accounting periods. These funds can be redeemed with 60 days’ notice at the net asset value less unpaid management fees with the approval of the fund manager. As of March 31, 2024, the net amortized cost equaled the fair value of the investment. There are no unfunded commitments related to these investments.

The Community Reinvestment funds also included $9.8 million of investment in government guaranteed loans, mortgage-backed securities, small business loans and other instruments supporting affordable housing and economic development as of March 31, 2024. The Company may redeem these funds at the net asset value calculated at the end of the current business day less any unpaid management fees. There are no restrictions on redemptions for the holdings in these investments other than the notice required by the fund manager. There are no unfunded commitments related to these investments.

Note 5 – Loans

The following sets forth the composition of the Company’s loan portfolio:

(in thousands)	March 31, 2024	December 31, 2023
Non-owner occupied commercial	$2,973,652	$2,987,959
Owner occupied commercial	1,264,061	1,283,221
Multifamily	1,405,399	1,408,905
Non-owner occupied residential	202,014	213,986
Commercial, industrial and other	642,151	638,894
Construction	317,253	302,745
Equipment finance	178,157	179,171
Residential mortgage	997,569	985,768
Home equity and consumer	340,168	343,212

Total	$8,320,424	$8,343,861

Loans are recorded at amortized cost, which includes principal balance and net deferred loan fees and costs. The Company elected to exclude accrued interest receivable from amortized cost. Accrued interest receivable is reported separately in the Consolidated Balance Sheets and totaled $29.5 million at March 31, 2024 and $29.1 million at December 31, 2023. Loan origination fees and certain direct loan origination costs are deferred and the net fee or cost is recognized in interest income as an adjustment of yield. Net deferred loan fees are included in loans by respective segment and totaled $2.5 million at March 31, 2024 and $1.8 million at December 31, 2023.

Consumer loans included overdraft deposit balances of $459,000 and $619,000, at March 31, 2024 and December 31, 2023, respectively. At March 31, 2024 and December 31, 2023, the Company had $4.64 billion and $4.58 billion of loans pledged for potential borrowings at the Federal Home Loan Bank of New York (“FHLB”), respectively.

Credit Quality Indicators

Management closely and continually monitors the quality of its loans and assesses the quantitative and qualitative risks arising from the credit quality of its loans. Lakeland assigns a credit risk rating to all loans and loan commitments. The credit risk rating system has been developed by management to provide a methodology to be used by loan officers, department heads and senior management in identifying various levels of credit risk that exist within the loan portfolios. The risk rating system assists senior management in evaluating the loan portfolio and analyzing trends. In assigning risk ratings, management considers, among other things, the borrower’s ability to service the debt based on relevant information such as current financial information, historical payment experience, credit documentation, public information and current economic conditions.

Management categorizes loans and commitments into the following risk ratings:

Pass: “Pass” assets are well protected by the current net worth and paying capacity of the obligor or guarantors, if any, or by the fair value of any underlying collateral.

Watch: “Watch” assets require more than the usual amount of monitoring due to declining earnings, strained cash flow, increasing leverage and/or weakening market. These borrowers generally have limited additional debt capacity and modest coverage and average or below average asset quality, margins and market share.

Special Mention: “Special mention” assets exhibit identifiable credit weakness, which if not checked or corrected could weaken the loan quality or inadequately protect the bank’s credit position at some future date.

Substandard: “Substandard” assets are inadequately protected by the current sound worth and paying capacity of the obligors or of the collateral pledged, if any. A substandard loan has a well-defined weakness or weaknesses that may jeopardize the liquidation of the debt.

Doubtful: “Doubtful” assets exhibit all of the weaknesses inherent in substandard loans, but have the added characteristics that the weaknesses make collection or liquidation in full improbable on the basis of existing facts.

Loss: “Loss” is a rating for loans or portions of loans that are considered uncollectible and of such little value that their continuance as bankable loans is not warranted.

The following table presents the risk category of loans by class of loan and vintage as of March 31, 2024.

	Term Loans by Origination Year						Revolving Loans	Revolving to Term	Total
(in thousands)	2024	2023	2022	2021	2020	Pre-2020
Non-owner occupied commercial
Pass	$21,283	$314,967	$621,297	$366,130	$484,530	$1,019,546	$18,135	303	$2,846,191
Watch	—	—	3,946	—	12,129	50,573	—	—	66,648
Special mention	—	3,494	—	—	—	27,084	—	—	30,578
Substandard	—	—	—	—	—	29,914	321	—	30,235

Total	21,283	318,461	625,243	366,130	496,659	1,127,117	18,456	303	2,973,652

Owner occupied commercial
Pass	15,707	58,590	335,849	162,969	148,880	391,368	8,535	—	1,121,898
Watch	—	—	—	3,769	3,052	52,826	41	—	59,688
Special mention	—	—	548	2,507	—	6,605	300	—	9,960
Substandard	—	—	960	43,341	19,854	8,360	—	—	72,515

Total	15,707	58,590	337,357	212,586	171,786	459,159	8,876	—	1,264,061

Multifamily
Pass	18,453	142,805	297,810	259,825	243,041	392,509	3,936	—	1,358,379
Watch	—	—	6,263	2,477	14,288	10,255	—	—	33,283
Special mention	—	—	—	—	555	11,611	—	—	12,166
Substandard	—	—	—	1,073	—	498	—	—	1,571

Total	18,453	142,805	304,073	263,375	257,884	414,873	3,936	—	1,405,399

Non-owner occupied residential
Pass	3,810	12,717	35,957	27,107	19,217	90,081	5,552	23	194,464
Watch	—	—	—	—	—	2,443	75	—	2,518
Special mention	—	—	2,102	—	—	1,161	—	—	3,263
Substandard	—	—	—	—	—	1,769	—	—	1,769

Total	3,810	12,717	38,059	27,107	19,217	95,454	5,627	23	202,014

Commercial, industrial and other
Pass	4,913	20,668	37,220	33,002	14,374	66,749	422,265	386	599,577
Watch	279	2,848	179	6,695	1,275	1,094	22,581	—	34,951
Special mention	—	404	1,657	722	38	246	3,527	—	6,594
Substandard	—	—	—	542	23	349	115	—	1,029

Total	5,192	23,920	39,056	40,961	15,710	68,438	448,488	386	642,151

Construction
Pass	7,704	57,258	159,684	62,976	2,706	8,809	2,817	—	301,954
Watch	—	2,499	1,104	—	—	—	—	—	3,603
Special mention	—	—	—	11,696	—	—	—	—	11,696
Substandard	—	—	—	—	—	—	—	—	—

Total	7,704	59,757	160,788	74,672	2,706	8,809	2,817	—	317,253

Current YTD period:
Gross charge-offs	—	—	—	—	—	564	—	—	564
Equipment finance
Pass	14,817	76,086	52,159	20,549	8,955	4,123	—	—	176,689
Substandard	—	70	877	380	50	91	—	—	1,468

Total	14,817	76,156	53,036	20,929	9,005	4,214	—	—	178,157

	Term Loans by Origination Year						Revolving Loans	Revolving to Term	Total
(in thousands)	2024	2023	2022	2021	2020	Pre-2020
Residential mortgage
Pass	25,164	268,808	310,079	155,979	98,625	136,182	—	—	994,837
Substandard	—	—	—	1,163	417	1,152	—	—	2,732

Total	25,164	268,808	310,079	157,142	99,042	137,334	—	—	997,569

Consumer
Pass	3,548	24,618	39,872	27,283	6,832	20,921	215,543	346	338,963
Substandard	—	—	—	9	—	1,157	39	—	1,205

Total	3,548	24,618	39,872	27,292	6,832	22,078	215,582	346	340,168

Current YTD period:
Gross charge-offs	21	21	—	—	—	11	—	—	53

Total loans	$115,678	$985,832	$1,907,563	$1,190,194	$1,078,841	$2,337,476	$703,782	$1,058	$8,320,424

Current YTD period:
Gross charge-offs	$21	$21	$—	$—	$—	$575	$—	$—	$617

The following table presents the risk category of loans by class of loan and vintage as of December 31, 2023.

	Term Loans by Origination Year						Revolving Loans	Revolving to Term	Total
(in thousands)	2023	2022	2021	2020	2019	Pre-2019
Non-owner occupied commercial
Pass	$315,447	$611,051	$371,828	$489,642	$266,172	$793,791	$16,498	—	$2,864,429
Watch	2,512	3,237	—	7,328	—	49,126	—	—	62,203
Special mention	—	740	—	4,886	2,977	25,104	—	—	33,707
Substandard	—	—	—	—	—	27,325	295	—	27,620

Total	317,959	615,028	371,828	501,856	269,149	895,346	16,793	—	2,987,959

Owner occupied commercial
Pass	58,328	342,669	187,089	150,210	68,978	334,536	9,315	—	1,151,125
Watch	—	—	23,554	1,673	23,288	33,480	644	—	82,639
Special mention	—	556	3,512	1,403	1,646	5,262	—	960	13,339
Substandard	—	—	8,643	19,847	1,836	5,792	—	—	36,118

Total	58,328	343,225	222,798	173,133	95,748	379,070	9,959	960	1,283,221

Multifamily
Pass	143,030	300,128	263,154	250,089	63,413	328,095	5,496	—	1,353,405
Watch	—	1,383	8	29,538	3,783	6,509	—	—	41,221
Special mention	—	—	—	—	—	11,682	—	—	11,682
Substandard	—	—	1,095	—	—	1,502	—	—	2,597

Total	143,030	301,511	264,257	279,627	67,196	347,788	5,496	—	1,408,905

Non-owner occupied residential
Pass	14,720	36,596	27,974	19,708	23,560	75,250	6,261	—	204,069
Watch	—	2,117	—	—	—	3,499	75	—	5,691
Special mention	—	—	—	—	494	1,683	—	—	2,177
Substandard	—	—	—	—	531	1,518	—	—	2,049

Total	14,720	38,713	27,974	19,708	24,585	81,950	6,336	—	213,986

Commercial, industrial and other
Pass	19,628	38,783	41,152	20,639	24,297	43,755	415,925	557	604,736
Watch	4,137	1,558	878	49	272	1,129	16,771	1,875	26,669
Special mention	90	—	—	—	1	1,219	625	—	1,935
Substandard	—	375	820	29	126	325	3,879	—	5,554

Total	23,855	40,716	42,850	20,717	24,696	46,428	437,200	2,432	638,894

Current YTD period:
Gross charge-offs	—	—	13	—	—	14	—	—	27
Construction
Pass	46,970	145,072	60,681	2,688	4,912	3,999	8,079	3,039	275,440
Watch	2,337	1,101	10,512	—	—	—	657	—	14,607
Substandard	—	—	—	—	—	12,698	—	—	12,698

Total	49,307	146,173	71,193	2,688	4,912	16,697	8,736	3,039	302,745

Current YTD period:
Gross charge-offs	—	13	—	—	—	—	—	—	13
Equipment finance
Pass	80,831	56,719	23,839	10,917	5,742	605	—	—	178,653
Substandard	76	219	126	32	65	—	—	—	518

Total	80,907	56,938	23,965	10,949	5,807	605	—	—	179,171

Current YTD period:
Gross charge-offs	29	44	194	—	31	9	—	—	307

	Term Loans by Origination Year						Revolving Loans	Revolving to Term	Total
(in thousands)	2023	2022	2021	2020	2019	Pre-2019
Residential mortgage
Pass	270,695	312,166	157,716	100,900	33,022	108,868	—	—	983,367
Watch	—	—	—	—	—	—	—	—	—
Special mention	—	—	—	—	—	—	—	—	—
Substandard	—	—	1,176	424	454	347	—	—	2,401

Total	270,695	312,166	158,892	101,324	33,476	109,215	—	—	985,768

Current YTD period:
Gross charge-offs	—	128	—	—	—	—	—	—	128
Consumer
Pass	25,790	40,640	27,989	7,117	3,445	18,865	218,035	99	341,980
Substandard	—	—	—	—	—	1,196	—	36	1,232

Total	25,790	40,640	27,989	7,117	3,445	20,061	218,035	135	343,212

Current YTD period:
Gross charge-offs	237	6	23	7	1	20	—	—	294
Total loans	$984,591	$1,895,110	$1,211,746	$1,117,119	$529,014	$1,897,160	$702,555	$6,566	$8,343,861

Current YTD period:
Gross charge-offs	$266	$191	$230	$7	$32	$43	$—	$—	$769

Past Due and Non-Accrual Loans

Loans are considered past due if required principal and interest payments have not been received as of the date such payments were contractually due. A loan is generally considered non-performing when it is placed on non-accrual status. A loan is generally placed on non-accrual status when it becomes 90 days past due if such loan has been identified as presenting uncertainty with respect to the collectability of interest and principal. A loan past due 90 days or more may remain on accruing status if such loan is both well secured and in the process of collection.

The following tables present the payment status of the recorded investment in past due loans as of the periods noted, by class of loans.

March 31, 2024		Past Due
(in thousands)	Current	30 - 59 Days	60 - 89 Days	Greater than 89 days	Total	Total Loans
Non-owner occupied commercial	$2,973,184	$256	$—	$212	$468	$2,973,652
Owner occupied commercial	1,256,517	352	423	6,769	7,544	1,264,061
Multifamily	1,404,901	405	—	93	498	1,405,399
Non-owner occupied residential	201,040	457	—	517	974	202,014
Commercial, industrial and other	641,850	—	1	300	301	642,151
Construction	317,253	—	—	—	—	317,253
Equipment finance	176,169	1,254	77	657	1,988	178,157
Residential mortgage	988,884	5,734	2,010	941	8,685	997,569
Consumer	338,579	1,135	17	437	1,589	340,168

Total	$8,298,377	$9,593	$2,528	$9,926	$22,047	$8,320,424

December 31, 2023		Past Due
(in thousands)	Current	30 - 59 Days	60 - 89 Days	Greater than 89 days	Total	Total Loans
Non-owner occupied commercial	$2,987,738	$—	$—	$221	$221	$2,987,959
Owner occupied commercial	1,276,251	405	—	6,565	6,970	1,283,221
Multifamily	1,407,309	1,503	93	—	1,596	1,408,905
Non-owner occupied residential	213,324	662	—	—	662	213,986
Commercial, industrial and other	638,493	—	—	401	401	638,894
Construction	290,047	—	12,698	—	12,698	302,745
Equipment finance	177,657	249	928	337	1,514	179,171
Residential mortgage	975,408	7,469	1,660	1,231	10,360	985,768
Consumer	341,827	662	231	492	1,385	343,212

Total	$8,308,054	$10,950	$15,610	$9,247	$35,807	$8,343,861

The following tables present information on non-accrual loans at March 31, 2024 and December 31, 2023:

March 31, 2024

(in thousands)	Non-accrual	Interest Income Recognized on Non-accrual Loans	Amortized Cost Basis of Loans > 89 days Past due but still accruing	Amortized Cost Basis of Non-accrual Loans without Related Allowance
Non-owner occupied commercial	$745	$—	$—	$—
Owner occupied commercial	7,018	—	—	6,703
Multifamily	1,167	—	—	1,073
Non-owner occupied residential	517	—	—	517
Commercial, industrial and other	323	—	—	—
Construction	—	—	—	—
Equipment finance	1,147	—	—	—
Residential mortgage	2,732	—	—	—
Consumer	1,204	—	—	—

Total	$14,853	$—	$—	$8,293

December 31, 2023

(in thousands)	Non-accrual	Interest Income Recognized on Non-accrual Loans	Amortized Cost Basis of Loans > 89 days Past due but still accruing	Amortized Cost Basis of Non-accrual Loans without Related Allowance
Non-owner occupied commercial	$769	$—	$—	$—
Owner occupied commercial	6,849	—	—	6,630
Multifamily	1,096	—	—	1,095
Non-owner occupied residential	—	—	—	—
Commercial, industrial and other	401	—	—	—
Construction	12,698	—	—	12,698
Equipment finance	518	—	—	—
Residential mortgage	2,400	—	—	—
Consumer	1,232	—	—	—

Total	$25,963	$—	$—	$20,423

At March 31, 2024 and December 31, 2023, there were no loans that were past due more than 89 days and still accruing. The Company had $659,000 and $621,000 in residential mortgages and consumer loans included in non-accrual and that were in the process of foreclosure at March 31, 2024 and December 31, 2023, respectively.

Purchased Credit Deteriorated (“PCD”) Loans

The following summarizes the PCD loans acquired in the 1st Constitution acquisition as of the closing date, January 6, 2022.

(in thousands)	PCD Loans
Gross amortized cost basis	$140,300
Interest component of expected cash flows (accretable difference)	(3,792)
Allowance for credit losses on PCD loans	(12,077)

Net PCD loans	$124,431

At March 31, 2024, net PCD loans acquired from 1st Constitution totaled $68.4 million.

Troubled Debt Restructurings and Modifications of Loans to Debtors Experiencing Financial Difficulty

The Company adopted Accounting Standards Update 2022-02, “Troubled Debt Restructurings and Vintage Disclosures” (“ASU 2022-02”) as of January 1, 2023. Among other things, ASU 2022-02 eliminates the recognition and measurement guidance of troubled debt restructured loans (“TDRs”) so that creditors will apply the same guidance to all modifications when determining whether a modification results in a new receivable or continuation of an existing receivable. ASU 2022-02 requires vintage disclosures of gross charge-offs as shown in the vintage disclosure above. It also replaces the historical disclosure of TDRs with the new disclosure of modifications of receivables to debtors experiencing financial difficulty.

Prior to the adoption of ASU 2022-02, loans were classified as TDRs in cases where borrowers experienced financial difficulties and Lakeland made certain concessionary modifications to contractual terms. Restructured loans typically involved a modification of terms such as a reduction of the stated interest rate, a moratorium of principal payments and/or an extension of the maturity date at a stated interest rate lower than the current market rate of a new loan with similar risk.

During the three months ended March 31, 2024 and for three months ended March 31, 2023, there were no loan modifications that met the definition of a modification to a debtor experiencing financial difficulty. At December 31, 2023, there were no loans that were modified that met the definition of a modification to a debtor experiencing financial difficulty.

Note 6 - Allowance for Credit Losses

The Company measures expected credit losses for financial assets measured at amortized cost, including loans, investments and certain off-balance-sheet credit exposures in accordance with ASU 2016-13. See Note 1 - Summary of Significant Accounting Policies in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 for a description of the Company’s methodology.

Under the standard, the Company’s methodology for determining the allowance for credit losses on loans is based upon key assumptions, including the lookback periods, historic net charge-off factors, economic forecasts, reversion periods, prepayments and qualitative adjustments. The allowance is measured on a collective, or pool, basis when similar risk characteristics exist. Loans that do not share common risk characteristics are evaluated on an individual basis and are excluded from the collective evaluation. At March 31, 2024, loans totaling $8.24 billion were evaluated collectively and the allowance on these balances totaled $74.5 million and loans totaling $77.3 million were evaluated on an individual basis with the specific allocations of the allowance for credit losses totaling $2.3 million. Loans evaluated on an individual basis include $68.7 million in PCD loans, which had a specific allowance for credit losses of $2.3 million. The Company made the election to exclude accrued interest receivable from the estimate of credit losses.

Allowance for Credit Losses - Loans

The allowance for credit losses on loans is summarized in the following table:

	For the Three Months Ended March 31,
(in thousands)	2024	2023
Balance at beginning of the period	$77,163	$70,264
Charge-offs	(617)	(139)
Recoveries	38	65

Net charge-offs	(579)	(74)

Provision for credit loss - loans	239	1,213

Balance at end of the period	$76,823	$71,403

The decrease in the provision for credit losses on loans for the first quarter of 2024 compared to the first quarter of 2023 included the impact of a decrease in loans outstanding and an improvement in macroeconomic factors.

The following tables detail activity in the allowance for credit losses on loans by portfolio segment for the three months ended 2024 and 2023:

(in thousands)	Balance at December 31, 2023	Charge-offs	Recoveries	Provision (Benefit) for Credit Loss	Balance at March 31, 2024
Non-owner occupied commercial	$24,319	$—	$—	$(831)	$23,488
Owner occupied commercial	6,387	—	—	(137)	6,250
Multifamily	9,746	—	—	518	10,264
Non-owner occupied residential	2,400	—	—	(158)	2,242
Commercial, industrial and other	9,044	—	20	(682)	8,382
Construction	2,246	(564)	—	1,819	3,501
Equipment finance	7,521	—	—	(612)	6,909
Residential mortgage	10,386	—	—	18	10,404
Consumer	5,114	(53)	18	304	5,383

Total	$77,163	$(617)	$38	$239	$76,823

(in thousands)	Balance at December 31, 2022	Charge-offs	Recoveries	Provision (Benefit) for Credit Loss	Balance at March 31, 2023
Non owner occupied commercial	$23,462	$—	$—	$819	$24,281
Owner occupied commercial	6,696	—	—	(638)	6,058
Multifamily	9,425	—	—	(415)	9,010
Non owner occupied residential	2,643	—	—	(50)	2,593
Commercial, industrial and other	8,836	—	35	(760)	8,111
Construction	2,968	—	—	137	3,105
Equipment finance	3,445	(61)	15	1,049	4,448
Residential mortgage	8,041	—	—	903	8,944
Consumer	4,748	(78)	15	168	4,853

Total	$70,264	$(139)	$65	$1,213	$71,403

The following tables present the recorded investment in loans by portfolio segment and the related allowance for credit losses at March 31, 2024 and December 31, 2023:

March 31, 2024	Loans				Allowance for Credit Losses
(in thousands)	Individually evaluated for impairment	Collectively evaluated for impairment	Acquired with deteriorated credit quality	Total	Individually evaluated for impairment	Collectively evaluated for impairment	Total
Non-owner occupied commercial	$—	$2,945,935	$27,717	$2,973,652	$549	$22,939	$23,488
Owner occupied commercial	6,474	1,227,477	30,110	1,264,061	859	5,391	6,250
Multifamily	1,073	1,398,737	5,589	1,405,399	5	10,259	10,264
Non-owner occupied residential	1,039	199,986	989	202,014	10	2,232	2,242
Commercial, industrial and other	—	638,432	3,719	642,151	781	7,601	8,382
Construction	—	317,253	—	317,253	—	3,501	3,501
Equipment finance	—	178,157	—	178,157	—	6,909	6,909
Residential mortgage	—	997,202	367	997,569	43	10,361	10,404
Consumer	—	339,964	204	340,168	69	5,314	5,383

Total loans	$8,586	$8,243,143	$68,695	$8,320,424	$2,316	$74,507	$76,823

December 31, 2023	Loans				Allowance for Credit Losses
(in thousands)	Individually evaluated for impairment	Collectively evaluated for impairment	Acquired with deteriorated credit quality	Total	Individually evaluated for impairment	Collectively evaluated for impairment	Total
Non-owner occupied commercial	$—	$2,959,469	$28,490	2,987,959	$557	$23,762	$24,319
Owner occupied commercial	6,474	1,246,243	30,504	1,283,221	893	5,494	6,387
Multifamily	1,095	1,402,174	5,636	1,408,905	6	9,740	9,746
Non-owner occupied residential	522	212,460	1,004	213,986	14	2,386	2,400
Commercial, industrial and other	—	635,285	3,609	638,894	686	8,358	9,044
Construction	12,698	290,047	—	302,745	—	2,246	2,246
Equipment finance	—	179,171	—	179,171	—	7,521	7,521
Residential mortgage	—	985,398	370	985,768	56	10,330	10,386
Consumer	—	343,006	206	343,212	69	5,045	5,114

Total loans	$20,789	$8,253,253	$69,819	$8,343,861	$2,281	$74,882	$77,163

Allowance for Credit Losses - Securities

At March 31, 2024 and December 31, 2023, the balance of the allowance for credit loss on available for sale and held to maturity securities was $0 and $146,000, respectively.

The allowance for credit losses on securities is summarized in the following tables:

Available for Sale	For the Three Months Ended March 31,
(in thousands)	2024	2023
Balance at beginning of the period	$—	$310
Charge-offs	—	(6,640)
Recoveries	2,860	—

Net recoveries (charge-offs )	2,860	(6,640)

(Benefit) provision for credit loss expense	(2,860)	6,490

Balance at end of the period	$—	$160

Held to Maturity	For the Three Months Ended March 31,
(in thousands)	2024	2023
Balance at beginning of the period	$146	$107
(Benefit) provision for credit loss expense	—	50

Balance at end of the period	$146	$157

The provision for credit loss expense for available for sale securities changed from $6.5 million for the three months ended March 31, 2023 to a benefit of $2.9 million for the three months ended March 31, 2024 as a result of a $6.6 million provision and subsequent charge-off of subordinated debt securities of Signature Bank which failed in March 2023 and a subsequent sale and recovery of the Signature Bank subordinated debt securities in March 2024.

Accrued interest receivable on securities is reported as a component of accrued interest receivable on the consolidated balance sheets and totaled $8.2 million at March 31, 2024 and $8.1 million at December 31, 2023. The Company made the election to exclude accrued interest receivable from the estimate of credit losses on securities.

Allowance for Credit Losses - Off-Balance-Sheet Exposures

The allowance for credit losses on off-balance sheet exposures is reported in other liabilities in the Consolidated Balance Sheets. The liability represents an estimate of expected credit losses arising from off-balance sheet exposures such as letters of credit, guarantees and unfunded loan commitments. The process for measuring lifetime expected credit losses on these exposures is consistent with that for loans as discussed above, but is subject to an additional estimate reflecting the likelihood that funding will occur. No liability is recognized for off balance sheet credit exposures that are unconditionally cancellable by the Company. Adjustments to the liability are reported as a component of the provision for credit losses.

At March 31, 2024 and December 31, 2023, the balance of the allowance for credit losses for off-balance sheet exposures was $2.4 million and $2.5 million, respectively. For the three months ended March 31, 2024 and three months ended March 31, 2023, the Company recorded a benefit for credit losses on off-balance-sheet exposures of $72,000 and a provision for credit losses on off-balance sheet exposures of $140,000, respectively.

Note 7 – Leases

The Company leases certain premises and equipment under operating leases. Portions of certain properties are subleased for terms extending through 2025. At March 31, 2024, the Company had lease liabilities totaling $15.8 million and right-of-use assets totaling $15.0 million related to these leases. At December 31, 2023, the Company had lease liabilities totaling $16.9 million and right-of-use assets totaling $16.0 million. The calculated amount of the right-of-use assets and lease liabilities are impacted by the length of the lease term and the discount rate used to calculate the present value of the minimum lease payments. The Company’s lease agreements often include one or more options to renew at the Company’s discretion. If at lease inception, the Company considers the exercising of a renewal option to be reasonably certain, the Company will include the extended term in the calculation of the right-of-use asset and lease liability. The Company uses its incremental borrowing rate at lease inception, on a collateralized basis, over a similar term.

At March 31, 2024, the weighted average remaining lease term for operating leases was 8.24 years and the weighted average discount rate used in the measurement of operating lease liabilities was 3.27%. At December 31, 2023, the weighted average remaining lease term for operating leases was 8.18 years and the weighted average discount rate used in the measurement of operating lease liabilities was 3.24%.

As the Company elected not to separate lease and non-lease components and instead to account for them as a single lease component, the variable lease cost primarily represents variable payments such as common area maintenance and utilities. Lease costs were as follows:

	For the Three Months Ended March 31,
(in thousands)	2024	2023
Operating lease cost	$1,127	$1,190
Short-term lease cost	—	—
Variable lease cost	14	15
Sublease income	(26)	(32)

Net lease cost	$1,115	$1,173

The table below presents other information on the Company’s operating leases for the three months ended March 31, 2024 and 2023:

	Three Months Ended March 31,
(in thousands)	2024	2023
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$1,071	$1,113
Right-of-use assets obtained in exchange for new operating lease liabilities	—	309

There were no sale and leaseback transactions, leveraged leases or lease transactions with related parties during the three months ended March 31, 2024 or March 31, 2023. At March 31, 2024, the Company had no leases that had not yet commenced.

A maturity analysis of operating lease liabilities and a reconciliation of the undiscounted cash flows to the total operating lease liability at March 31, 2024 are as follows:

(in thousands)
Within one year	$4,030
After one year but within three years	5,771
After three years but within five years	3,096
After five years	5,381

Total undiscounted cash flows	18,278
Discount on cash flows	(2,458)

Total operating lease liabilities	$15,820

Note 8 - Deposits

The following table sets forth the details of total deposits:

(dollars in thousands)	March 31, 2024		December 31, 2023
Noninterest-bearing demand	$1,679,033	19.8%	$1,781,619	20.8%
Interest-bearing checking	3,092,054	36.4%	3,117,358	36.3%
Money market	1,039,553	12.2%	1,033,436	12.0%
Savings	659,027	7.8%	681,377	8.0%
Certificates of deposit under $250 thousand	1,496,741	17.5%	1,444,640	16.8%
Certificates of deposit $250 thousand and over	534,030	6.3%	522,808	6.1%

Total deposits	$8,500,438	100.0%	$8,581,238	100.0%

At March 31, 2024 and December 31, 2023, certificates of deposit obtained through brokers totaled $120.0 million and $160.0 million, respectively. Brokered deposits are included in the table above as certificates of deposit under $250,000.

Note 9 – Borrowings

Overnight and Short-Term Borrowings

At March 31, 2024, the Company had $575.0 million overnight and short-term borrowings from the FHLB and $600.0 million at December 31, 2023. At March 31, 2024, Lakeland had overnight and short-term federal funds lines available to borrow up to $250.0 million from correspondent banks. Lakeland had no overnight borrowings from correspondent banks at March 31, 2024 and $89.4 million in overnight or short-term borrowings from correspondent banks at December 31, 2023. Lakeland may also borrow from the discount window of the Federal Reserve Bank of New York based on the fair value of collateral pledged. Lakeland had no borrowings with the Federal Reserve Bank of New York as of March 31, 2024 or December 31, 2023.

Also included in the balances at March 31, 2024 and December 31, 2023 were short-term securities sold under agreements to repurchase of $28.0 million and $24.8 million, respectively. The securities sold under agreements to repurchase are overnight sweep arrangement accounts with our customers. As of March 31, 2024, the Company had $20.7 million of mortgage-backed securities and $14.2 million of collateralized mortgage obligations pledged for its securities sold under agreements to repurchase.

At times, the fair values of securities collateralizing our securities sold under agreements to repurchase may decline due to changes in interest rates and may necessitate our lenders to issue a “margin call” which requires Lakeland to pledge additional collateral to meet that margin call.

FHLB Advances

At March 31, 2024 and December 31, 2023, the Company had advances from the FHLB, which totaled $325.0 million, with a weighted average rate of 4.71%. These advances are collateralized by first mortgage loans and have prepayment penalties. The schedule of maturities of advances at March 31, 2024 is as follows:

(in thousands)
Within one year	$25,000
After one but within two years	—
After two years but within three years	—
After three years but within four years	300,000

$325,000

Note 10 – Share-Based Compensation

The Company’s 2018 Omnibus Equity Incentive Plan (the “Plan”) authorizes the granting of incentive stock options, supplemental stock options, stock appreciation rights, restricted stock, restricted stock units (“RSUs”), other stock-based awards and cash-based awards to officers, employees and non-employee directors of, and consultants and advisors to, the Company and its subsidiaries.

Restricted Stock

The following is a summary of the Company’s restricted stock activity during the three months ended March 31, 2024:

	Number of Shares	Weighted Average Price
Outstanding, January 1, 2024	18,520	$17.95
Granted	—	—
Vested	(18,520)	17.95

Outstanding, March 31, 2024	—	$—

The Company did not grant any restricted stock in the first quarter of 2024. In the first three months of 2023, the Company granted 18,520 shares of restricted stock to non-employee directors at a grant date fair value of $17.95 per share. The restricted stock vested one year from the date it was granted with a compensation expense of $332,000 over such period.

The Company recognized share-based compensation expense on its restricted stock of $0 and $83,000 for the first quarter of 2024 and 2023, respectively. As of March 31, 2024, there was no unrecognized compensation cost related to unvested restricted stock.

Restricted Stock Units

The following is a summary of the Company’s RSU activity during the three months ended March 31, 2024:

	Number of Shares	Weighted Average Price
Outstanding, January 1, 2024	575,518	$18.38
Granted	345,661	12.46
Vested	(203,931)	16.57
Forfeited	(1,065)	17.84

Outstanding, March 31, 2024	716,183	$16.04

In the first three months of 2024, the Company granted 345,661 RSUs under the Plan at a weighted average grant date fair value of $12.46 per share. These units vest within a range of 2 to 3 years. A portion of these RSUs will vest subject to certain performance conditions in the applicable RSU agreement. There are also certain provisions in the compensation program which state that if a recipient of the RSUs reaches a certain age and years of service, the person has effectively earned a portion of the RSUs at that time. Compensation expense on these RSUs is expected to average approximately $1.4 million per year over a three-year period. In the first three months of 2023, the Company granted 269,070 RSUs under the Plan at a weighted average grant date fair value of $19.15 per share. Compensation expense on these RSUs is expected to average approximately $1.7 million per year over a three-year period.

For the first quarter of 2024 and 2023, the Company recognized share-based compensation expense on RSUs of $1.6 million and $1.6 million, respectively. Unrecognized compensation expense related to RSUs was approximately $7.4 million as of March 31, 2024, and that cost is expected to be recognized over a period of 1.66 years.

Stock Options

At March 31, 2024 and December 31, 2023, there were no stock options outstanding under the Plan. There were no stock option grants during the first three months of 2024 or 2023, respectively. There were no stock options exercised during the first three months of 2024 or 2023.

Note 11 – Revenue Recognition

The Company’s primary source of revenue is interest income generated from loans and investment securities. Interest income is recognized according to the terms of the financial instrument agreement over the life of the loan or investment security unless it is determined that the counterparty is unable to continue making interest payments. Interest income also includes prepaid interest fees from commercial customers, which approximates the interest foregone on the balance of the loan prepaid.

The Company’s additional source of income, also referred to as noninterest income, is generated from deposit related fees, interchange fees, loan fees, merchant fees, loan sales, investment services and other miscellaneous income and is largely based on contracts with customers. In these cases, the Company recognizes revenue when it satisfies a performance obligation by transferring control over a product or service to a customer. The Company considers a customer to be any party to which the Company will provide goods or services that are an output of the Company’s ordinary activities in exchange for consideration. There is little seasonality with regards to revenue from contracts with customers and all inter-company revenue is eliminated when the Company’s financial statements are consolidated.

Generally, the Company enters into contracts with customers that are short-term in nature where the performance obligations are fulfilled and payment is processed at the same time. Such examples include revenue related to merchant fees, interchange fees and investment services income. In addition, revenue generated from existing customer relationships such as deposit accounts are also considered short-term in nature, because the relationship may be terminated at any time and payment is processed at the time performance obligations are fulfilled. As a result, the Company does not have contract assets, contract liabilities or related receivable accounts for contracts with customers. In cases where collectability is a concern, the Company does not record revenue.

Generally, the pricing of transactions between the Company and each customer is either (i) established within a legally enforceable contract between the two parties, as is the case with loan sales, or (ii) disclosed to the customer at a specific point in time, as is the case when a deposit account is opened or before a new loan is underwritten. Fees are usually fixed at a specific amount or as a percentage of a transaction amount. No judgment or estimates by management are required to record revenue related to these transactions and pricing is clearly identified within these contracts.

The Company primarily operates in one geographic region, Northern and Central New Jersey and contiguous areas. Therefore, all significant operating decisions are based upon analysis of the Company as one operating segment or unit.

We disaggregate our revenue from contracts with customers by contract-type and timing of revenue recognition, as we believe it best depicts how the nature, amount, timing and uncertainty of our revenue and cash flows are affected by economic factors. Noninterest income not generated from customers during the Company’s ordinary activities primarily relates to income from bank owned life insurance, gains/losses on the sale of investment securities, gains/losses on the sale of other real estate owned, gains/losses on the sale of property, plant and equipment and mortgage servicing rights.

The following table sets forth the components of noninterest income for the three months ended March 31, 2024 and 2023:

	For the Three Months Ended March 31,
(in thousands)	2024	2023
Deposit-Related Fees and Charges
Debit card interchange income	$672	$1,610
Overdraft charges	900	840
ATM service charges	170	178
Demand deposit fees and charges	192	139
Savings service charges	25	22

Total deposit-related fees and charges	1,959	2,789
Commissions and fees
Loan fees	431	547
Wire transfer charges	440	432
Investment services income	289	429
Merchant fees	303	291
Commissions from sales of checks	90	88
Safe deposit income	105	103
Other income	26	31

Total commissions and fees	1,684	1,921

Gains on sales of loans held for sale	305	430

Other income
Gains on customer swap transactions	289	56
Title insurance income	—	19
Other income	100	133

Total other income	389	208
Revenue not from contracts with customers	757	917

Total Noninterest Income	$5,094	$6,265

Timing of Revenue Recognition:
Products and services transferred at a point in time	4,337	5,348

Revenue not from contracts with customers	757	917

Total Noninterest Income	$5,094	$6,265

Note 12 - Other Operating Expenses

The following table presents the major components of other operating expenses for the periods indicated:

	For the Three Months Ended March 31,
(in thousands)	2024	2023
Consulting and advisory board fees	$825	$1,001
ATM and debit card expense	718	724
Telecommunications expense	572	657
Marketing expense	484	511
Intangible asset amortization	436	516
Other real estate owned and other repossessed assets expense	22	—

Other operating expenses	3,590	4,103

Total other operating expenses	$6,647	$7,512

Note 13 – Comprehensive Income (Loss)

The components of other comprehensive income (loss) are as follows:

	For the Three Months Ended
	March 31, 2024			March 31, 2023
(in thousands)	Before Tax Amount	Tax Benefit	Net of Tax Amount	Before Tax Amount	Tax (Expense) Benefit	Net of Tax Amount
Unrealized (losses) gains on available for sale securities arising during the period	$(1,348)	$385	$(963)	$10,298	$(2,716)	$7,582

Amortization of gain on debt securities reclassified to held to maturity from available for sale	(145)	39	(106)	(172)	46	(126)

Other comprehensive (loss) income, net	$(1,493)	$424	$(1,069)	$10,126	$(2,670)	$7,456

	For the Three Months Ended March 31, 2024
(in thousands)	Unrealized Losses on Available for Sale Securities	Amortization of Gain on Debt Securities Reclassified to Held to Maturity	Total
Beginning balance	$(65,570)	$1,490	$(64,080)

Net current period other comprehensive loss	(963)	(106)	(1,069)

Ending balance	$(66,533)	$1,384	$(65,149)

	For the Three Months Ended March 31, 2023
(in thousands)	Unrealized Gains (Losses) on Available for Sale Securities	Amortization of Gain on Debt Securities Reclassified to Held to Maturity	Total
Beginning balance	$(76,729)	$1,968	$(74,761)

Net current period other comprehensive gain	7,582	(126)	7,456

Ending balance	$(69,147)	$1,842	$(67,305)

Note 14 – Derivatives

Lakeland is a party to interest rate derivatives that are not designated as hedging instruments. Lakeland executes interest rate swaps with commercial lending customers to facilitate their respective risk management strategies. These interest rate swaps with customers are simultaneously offset by interest rate swaps that Lakeland executes with a third-party financial institution, such that Lakeland minimizes its net risk exposure resulting from such transactions. Because the interest rate swaps do not meet hedge accounting requirements, changes in the fair value of both the customer swaps and the offsetting swaps are recognized directly in earnings. The changes in the fair value of the swaps offset each other, except for the credit risk of the counterparties, which is determined by taking into consideration the risk rating, probability of default and loss given default for all counterparties. Lakeland had no investment securities available for sale pledged for collateral on its interest rate swaps with financial institutions at March 31, 2024 and December 31, 2023.

The following table presents summary information regarding these derivatives for the periods presented (dollars in thousands):

March 31, 2024	Notional Amount	Average Maturity (Years)	Weighted Average Fixed Rate	Weighted Average Variable Rate	Fair Value
Classified in Other Assets:
Third Party interest rate swaps	$1,002,032	6.4	3.90%	1 Mo. SOFR + 1.98	$95,366

Customer interest rate swaps	247,694	4.5	6.46%	1 Mo. SOFR + 2.14	2,371

Classified in Other Liabilities:
Customer interest rate swaps	$1,002,032	6.4	3.90%	1 Mo. SOFR + 1.98	$(95,370)

Third Party interest rate swaps	247,694	4.5	6.46%	1 Mo. SOFR + 2.14	(2,371)

December 31, 2023	Notional Amount	Average Maturity (Years)	Weighted Average Fixed Rate	Weighted Average Variable Rate	Fair Value
Classified in Other Assets:
Third Party interest rate swaps	$946,843	6.6	3.79%	1 Mo. SOFR + 1.98	$81,309

Customer interest rate swaps	266,607	5.2	6.26%	1 Mo. SOFR + 2.07	6,257

Classified in Other Liabilities:
Customer interest rate swaps	$946,843	6.6	3.79%	1 Mo. SOFR + 1.98	(81,313)

Third party interest rate swaps	266,607	5.2	6.26%	1 Mo. SOFR + 2.07	(6,257)

Note 15 – Goodwill and Other Intangible Assets

The Company had goodwill of $271.8 million at March 31, 2024 and December 31, 2023, respectively. The Company reviews its goodwill and intangible assets annually on November 30, or more frequently if conditions warrant, for impairment. In testing goodwill for impairment, the Company compares the estimated fair value of its reporting unit to its carrying amount, including goodwill. The Company has determined that it has one reporting unit. During the three months ended March 31, 2024, there were no triggering events that would more likely than not reduce the fair value of our one reporting unit below its carrying amount. There was no impairment of goodwill recognized during the three months ended March 31, 2024 and 2023.

The Company had core deposit intangibles of $6.6 million and $7.1 million at March 31, 2024 and December 31, 2023, respectively. Amortization of core deposit intangible totaled $436,000 and $516,000 for the first quarters of 2024 and 2023, respectively. The estimated future amortization expense for the remainder of 2024 and for each of the succeeding five years ended December 31 is as follows (in thousands):

For the Year Ended
2024	$1,301
2025	1,465
2026	1,193
2027	955
2028	724
2029	492

Note 16 – Fair Value Measurement and Fair Value of Financial Instruments

Fair Value Measurement

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market for an asset or liability in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels giving the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest level priority to unobservable inputs (level 3 measurements). The following describes the three levels of fair value hierarchy:

Level 1 – unadjusted quoted prices in active markets for identical assets or liabilities; includes U.S. Treasury Notes, and other U.S. Government Agency securities that actively trade in over-the-counter markets; equity securities and mutual funds that actively trade in over-the-counter markets.

Level 2 – quoted prices for similar assets or liabilities in active markets; or quoted prices for identical or similar assets or liabilities in markets that are not active; or inputs other than quoted prices that are observable for the asset or liability including yield curves, volatilities and prepayment speeds.

Level 3 – unobservable inputs for the asset or liability that reflect the Company’s own assumptions about assumptions that market participants would use in the pricing of the asset or liability and that are consequently not based on market activity but upon particular valuation techniques.

The Company’s assets that are measured at fair value on a recurring basis are its investment securities available for sale, equity securities and its interest rate swaps. The Company obtains fair values on its securities using information from a third-party servicer. If quoted prices for securities are available in an active market, those securities are classified as Level 1 securities. The Company has U.S. Treasury Notes that are classified as Level 1 securities. Level 2 securities were primarily comprised of U.S. Agency bonds, mortgage-backed securities, obligations of state and political subdivisions and corporate securities. Fair values were estimated primarily by obtaining quoted prices for similar assets in active markets or through the use of pricing models supported with market data information. Standard inputs include benchmark yields, reported trades, broker-dealer quotes, issuer spreads, bids and offers. On a quarterly basis, the Company reviews the pricing information received from the Company’s third-party pricing service. This review may include a comparison to non-binding third-party quotes.

The fair values of derivatives are based on valuation models from a third party using current market terms (including interest rates and fees), the remaining terms of the agreements and the credit worthiness of the counter party as of the measurement date (Level 2).

Recurring Fair Value Measurements

The following table sets forth the Company’s financial assets that were accounted for at fair value on a recurring basis as of the periods presented by level within the fair value hierarchy. During the three months ended March 31, 2024 and during 2023, the Company did not make any transfers between any levels within the fair value hierarchy. Financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement:

March 31, 2024	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Fair Value
(in thousands)
Assets:
Investment securities, available for sale
U.S. Treasury and government agencies	$135,076	$169,813	$—	$304,889
Mortgage-backed securities, residential	—	278,079	—	278,079
Collateralized mortgage obligations, residential	—	132,206	—	132,206
Mortgage-backed securities, multifamily	—	667	—	667
Collateralized mortgage obligations, multifamily	—	41,773	—	41,773
Asset-backed securities	—	40,909	—	40,909
Obligations of states and political subdivisions	—	18,408	—	18,408
Corporate bonds	—	97,098	—	97,098

Total investment securities, available for sale	135,076	778,953	—	914,029
Equity securities	—	17,646	—	17,646
Derivative assets	—	97,737	—	97,737

Total Assets	$135,076	$894,336	$—	$1,029,412

Liabilities:
Derivative liabilities	$—	$97,741	$—	$97,741

Total Liabilities	$—	$97,741	$—	$97,741

December 31, 2023	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Fair Value
(in thousands)
Assets:
Investment securities, available for sale
U.S. Treasury and government agencies	$147,484	$172,285	$—	$319,769
Mortgage-backed securities, residential	—	286,417	—	286,417
Collateralized mortgage obligations, residential	—	137,070	—	137,070
Mortgage-backed securities, multifamily	—	676	—	676
Collateralized mortgage obligations, multifamily	—	42,496	—	42,496
Asset-backed securities	—	43,693	—	43,693
Obligations of states and political subdivisions	—	19,128	—	19,128
Corporate bonds	—	97,033	—	97,033

Total investment securities, available for sale	147,484	798,798	—	946,282
Equity securities	—	17,697	—	17,697
Derivative assets	—	87,566	—	87,566

Total Assets	$147,484	$904,061	$—	$1,051,545

Liabilities:
Derivative liabilities	$—	$87,570	$—	$87,570

Total Liabilities	$—	$87,570	$—	$87,570

Non-Recurring Fair Value Measurements

The Company has a held for sale loan portfolio that consists of residential mortgages that are being sold in the secondary market. The Company records these mortgages at the lower of cost or fair value. Fair value is generally determined by the value of purchase commitments.

Loans that do not have similar risk characteristics to the segments reported must be individually evaluated to determine an appropriate allowance. Management has identified criteria and procedures for identifying whether a loan should be individually evaluated for calculation of expected credit losses. If a loan is identified as meeting any of the criteria, it is deemed to have risk characteristics that are unique and will be separated from a pool. Those loans that are considered to have unique risk characteristics are then subjected to an individual allowance evaluation using either the fair value of the collateral, less estimated costs to sell, if collateral-dependent or the discounted cash flow method.

Other real estate owned (OREO) and other repossessed assets, representing property acquired through foreclosure or deed in lieu of foreclosure, are carried at fair value less estimated disposal costs of the acquired property. Fair value on other real estate owned is based on the appraised value of the collateral using discount rates or capitalization rates similar to those used in impaired loan valuation. The fair value of other repossessed assets is estimated by inquiry through a recognized valuation resource. At March 31, 2024 and December 31, 2023, the Company had no OREO or other repossessed assets.

Changes in the assumptions or methodologies used to estimate fair values may materially affect the estimated amounts. Changes in economic conditions, locally or nationally, could impact the value of the estimated amounts of individually evaluated loans, OREO and other repossessed assets. The Company had no financial assets that were measured on a nonrecurring basis at March 31, 2024 or December 31, 2023.

Fair Value of Certain Financial Instruments

Estimated fair values have been determined by the Company using the best available data and an estimation methodology suitable for each category of financial instruments. Management is concerned that there may not be reasonable comparability between institutions due to the wide range of permitted assumptions and methodologies in the absence of active markets. This lack of uniformity gives rise to a high degree of subjectivity in estimating financial instrument fair values.

The estimation methodologies used, the estimated fair values and recorded book balances at March 31, 2024 and December 31, 2023, are outlined below.

This summary, as well as the table below, excludes financial assets and liabilities for which carrying value approximates fair value. For financial assets, these include cash and cash equivalents. For financial liabilities, these include noninterest-bearing demand deposits, savings and interest-bearing transaction accounts and federal funds purchased and securities sold under agreements to repurchase. The estimated fair value of demand, savings and interest-bearing transaction accounts is the amount payable on demand at the reporting date. Carrying value is used because there is no stated maturity on these accounts, and the customer has the ability to withdraw the funds immediately. Also excluded from this summary and the following table are those financial instruments recorded at fair value on a recurring basis, as previously described.

The fair value of investment securities held to maturity is measured using information from the same third-party servicer used for investment securities available for sale using the same methodologies discussed above.

FHLB stock is an equity interest that can be sold to the issuing FHLB, to other FHLBs, or to other member banks at its par value. Because ownership of these securities is restricted, they do not have a readily determinable fair value. As such, the Company’s FHLB stock is recorded at cost or par value and is evaluated for impairment each reporting period by considering the ultimate recoverability of the investment rather than temporary declines in value. The Company’s evaluation primarily includes an evaluation of liquidity, capitalization, operating performance, commitments, and regulatory or legislative events.

The net loan portfolio has been valued using an exit price approach, which incorporates a buildup discount rate calculation that uses a swap rate adjusted for credit risk, servicing costs, a liquidity premium and a prepayment premium.

For fixed maturity certificates of deposit, fair value is estimated based on the present value of discounted cash flows using the rates currently offered for deposits of similar remaining maturities. The carrying amount of accrued interest payable approximates its fair value.

The fair value of long-term debt is based upon the discounted value of contractual cash flows. The Company estimates the discount rate using the rates currently offered for similar borrowing arrangements. The fair value of subordinated debentures is based on bid/ask prices from brokers for similar types of instruments.

The fair values of commitments to extend credit and standby letters of credit are estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The fair value of guarantees and letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties at the reporting date. The fair value of commitments to extend credit and standby letters of credit are deemed immaterial.

The following table presents the carrying values, fair values and placement in the fair value hierarchy of the Company’s financial instruments not carried at fair value as of March 31, 2024 and December 31, 2023:

March 31, 2024	Carrying Value	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
(in thousands)
Financial Assets:
Investment securities, held to maturity
U.S. government agencies	$10,270	$9,777	$—	$9,777	$—
Mortgage-backed securities, residential	326,731	268,847	—	268,847	—
Collateralized mortgage obligations, residential	12,079	9,201	—	9,201	—
Mortgage-backed securities, multifamily	4,126	3,449	—	3,449	—

Obligations of states and political subdivisions	471,022	388,527	—	388,527	—
Corporate bonds	2,879	2,056	—	2,056	—

Total investment securities, held to maturity	$827,107	$681,857	$—	$681,857	$—

Federal Home Loan Bank and other membership bank stocks	52,205	52,205	—	52,205	—
Loans, net of allowance for loan losses	8,243,601	7,730,750	—	—	7,730,750
Financial Liabilities:
Certificates of deposit	2,030,771	2,015,847	—	2,015,847	—
Long-term FHLB advances	325,000	329,757	—	329,757	—
Subordinated debentures	194,814	151,092	—	—	151,092

December 31, 2023	Carrying Value	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
(in thousands)
Financial Assets:
Investment securities, held to maturity
U.S. government agencies	$10,406	$9,914	$—	$9,914	$—
Mortgage-backed securities, residential	332,509	280,426	—	280,426	—
Collateralized mortgage obligations, residential	12,243	9,447	—	9,447	—
Mortgage-backed securities, multifamily	4,145	3,494	—	3,494	—

Obligations of states and political subdivisions	474,195	396,859	—	396,859	—
Corporate bonds	2,879	2,423	—	2,423	—

Total investment securities, held to maturity	836,377	702,563	—	702,563	—

Federal Home Loan Bank and other membership bank stocks	52,517	52,517	—	52,517	—
Loans, net of allowance for loan losses	8,266,698	7,714,736	—	—	7,714,736
Financial Liabilities:
Certificates of deposit	1,967,448	1,953,446	—	1,953,446	—
Long-term FHLB advances	325,000	333,878	—	333,878	—
Subordinated debentures	194,705	149,063	—	—	149,063